EXHIBIT 10c12

                           AMENDMENT TO THOMAS C. HAYS
                                 TRUST AGREEMENT



         THIS AMENDMENT, made as of the 24th day of February, 1997, between THOMAS C. HAYS (the "Executive"), AMERICAN BRANDS, INC., a Delaware corporation (the "Company") and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Trustee")

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Executive, the Company and the Trustee have entered into a Trust Agreement made as of November 1, 1993, as amended (the "Trust Agreement") for the purpose of establishing a trust in order to provide a source of benefits under the terms of the Company's Supplemental Plan (the "Plan") for the benefit of the Executive; and

         WHEREAS, the Company and the Executive entered into an agreement made as of February 24, 1997 providing for severance benefits and certain supplemental retirement benefits to the Executive under certain circumstances (the "Severance and Retirement Agreement") which superseded a retirement agreement made as of January 1, 1995 between the Company and the Executive; and

         WHEREAS, it is desired that the trust may be used for the purpose of providing a source of payments under the Severance and Retirement Agreement as well as under the Plan;

         NOW, THEREFORE, in consideration of the premises, the parties agree that the Trust Agreement is hereby amended as follows:

         1. Section 1.1 is hereby amended by changing the last sentence thereof to read as follows:

         "The Trust shall be solely for the purpose of providing benefits under the Plan and the supplemental retirement provisions of the Severance and Retirement Agreement with respect to the Executive, and neither the Company nor any creditors of the Company shall have any interest in the Fund."

         2. Section 1.2 is hereby amended in its entirety to read as follows:

         "The Trustee shall hold, manage, invest and otherwise administer the Fund pursuant to the terms of this Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder and shall have no responsibility for the correctness of the amount thereof. Upon the establishment of this Trust, and from time to time thereafter, the Company may contribute to the Trust, unless otherwise directed by the Executive to make such contributions to a segregated account established with the Trustee or other bank, trust company or other financial institution by or for the benefit of the Executive pursuant to the Plan ("Segregated Account"), such amount in cash as the Company shall determine to be appropriate to provide a source of the payments required under the terms of the Plan and the supplemental retirement provisions of the Severance and Retirement Agreement. Prior to the making of any contribution to the Trust, the Company shall have approved the establishment of a Segregated Account of the Executive, the terms and provisions thereof, and the bank, trust company or other financial institution with which such Segregated Account may be established. The initial contribution by the Company shall be in an amount approximately equal to the present value of the after tax equivalent of the aggregate maximum benefits that would be due to the Executive as of such date under the retirement provisions and the profit-sharing provisions of the Plan, or such lesser amount as the Company shall determine. The Company will make additional annual contributions to the Trust or Segregated Account in amounts such that the amount of the Fund, together with the amount in the Executive's Segregated Account, at such time will be approximately equal to the present value of the after tax equivalent of the Executive's accrued benefits under the Plan and the supplemental retirement provisions of the Severance and Retirement Agreement at that time, or in such lesser amounts as the Company shall determine. The Company also may make a final contribution to the Trust as promptly as practicable after the Executive's termination of employment in an amount such that the amount of the Fund, together with the amount, if any, in the Executive's Segregated Account will be equal to (i) the sum of the present value of the after tax equivalent of (x) the Executive's benefit under the supplemental retirement provisions of the Plan and the Severance and Retirement Agreement or, if the termination of employment is by reason of the death of the Executive, the Executive's benefit under the supplemental retirement provisions of the Plan and the Severance and Retirement Agreement immediately prior to his death and (y) the Executive's supplemental profit-sharing benefit under the Plan, reduced by (ii) the amounts of any actual withdrawals from the Fund or from the Executive's Segregated Account by the Executive as provided in Section
         2.4 plus the income which would have been earned on such withdrawn amounts from the time of withdrawal to the time of the Executive's termination of employment, at a rate equal to the after tax equivalent of 120% of the applicable monthly immediate annuity interest purchase rate which would be used by the Pension Benefit Guaranty Corporation from time to time during such period for the purpose of determining the present value of a single sum distribution on plan termination."

         3. Section 1.3 is hereby amended by changing the first sentence thereof to read as follows:

         "The Company shall certify to the Trustee and the Executive at the time of each contribution to the Fund the amount of such contribution being made in respect of the Executive's supplemental retirement benefit under the Plan and the Severance and Retirement Agreement and the amount being made in respect of the Executive's supplemental profit-sharing benefit under the Plan."

         4. Section 2.1 is hereby amended by in its entirety to read as follows:

         "The Company shall act as Administrator of the Trust. Except for the records dealing solely with the Fund and its investment, which shall be maintained by the Trustee, the Company as Administrator shall maintain all the Executive's records contemplated by this Agreement, including records of the Executive's compensation and benefits from the Company, the amount of his benefits accrued under the Plan and the supplemental retirement provisions of the Severance and Retirement Agreement, the Company's contributions to the Fund, withdrawals from the Fund as provided in Section 2.4 or from the Executive's Segregated Account, the Executive's beneficiary designation and such other records as may be necessary for determining the amount payable to the Executive or his Surviving Spouse or other beneficiary under the Plan and the supplemental retirement provisions of the Severance and Retirement Agreement. All such records shall be made available promptly upon the request of the Executive. In the event that the Executive's Segregated Account is not maintained with the Trustee, the Company shall give written notice to the Trustee as to the identity of the bank, trust company or other financial institution with which the Segregated Account is maintained. In such case, the Company also shall give notice to the Trustee in the event of a withdrawal by the Executive of any or all of the funds in his Segregated Account. The Company shall give written notice to the Trustee of the Executive's termination of employment, and as to whether such termination is by reason of the death of the Executive. The Company as Administrator shall also prepare and distribute the Executive's annual estimated benefit statements specified in Section 2.2 and shall perform such other duties and responsibilities in connection with the administration of the Trust as the Company or the Trustee determines is necessary or advisable to achieve the objectives of this Agreement."

         5. Section 3.1 is hereby amended by changing the last sentence thereof to read as follows:

         "The Company shall be responsible for keeping accurate books and records with respect to the Executive, his compensation and his rights and interests in the Fund under the Plan and the supplemental retirement provisions of the Severance and Retirement Agreement."

         6. Section 11.1 is hereby amended in its entirety to read as follows:

         "In consideration of the establishment of the Fund, the Executive consents to the distribution from time to time of assets of the trust established pursuant to the Trust Agreement made as of the 1st day of February, 1989, among American Brands, Inc., The Chase Manhattan Bank (National Association) and Hewitt Associates established to provide a source of the Executive's benefits under the Plan, in amounts to be used for the making of contributions to the Trust or Segregated Account of the Executive as provided in Section 1.2, or the making of payments to the Executive (or beneficiary) pursuant to the Plan and the supplemental retirement provisions of the Severance and Retirement Agreement."

         IN WITNESS WHEREOF, the parties have caused this AMENDMENT to be duly executed as of the day and year first written above.

Attest:                             AMERICAN BRANDS, INC.



Louis F. Fernous, Jr.               By  Steven C. Mendenhall
---------------------                 ----------------------------
      Secretary                       Steven C. Mendenhall
                                      Senior Vice President and
                                      Chief Administrative Officer

Attest:                             THE CHASE MANHATTAN BANK



Scott P. Callahan                   By  Mark J. Altschuler
---------------------                 ----------------------------
                                      Mark J. Altschuler
                                      Vice President



Witness:                                  Thomas C. Hays
                                       ---------------------------
                                       THOMAS C. HAYS
Diane Cuomo
----------------------

STATE OF CONNECTICUT )
                    : ss.: Old Greenwich, CT - March 24, 1997
COUNTY OF FAIRFIELD  )

         Personally appeared Steven C. Mendenhall, Senior Vice President and Chief Administrative Officer of AMERICAN BRANDS, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Senior Vice President and Chief Administrative Officer and the free act and deed of said Corporation, before me.


                                    Mark S. Lyon
                                ---------------------
                                    Notary Public



STATE OF NEW YORK  )
                   : ss.:  New York, NY - April 28, 1997
COUNTY OF NEW YORK )

         Personally appeared Mark J. Altschuler, Vice President of THE CHASE MANHATTAN BANK, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President and the free act and deed of said Company, before me.


                                    Preeta S. Balladin
                                  -----------------------
                                      Notary Public



STATE OF CONNECTICUT )
                     : ss.:  Old Greenwich, CT - March 25, 1997
COUNTY OF FAIRFIELD  )

         Personally appeared THOMAS C. HAYS, signer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.


                                    Louis F. Fernous, Jr.
                                  ------------------------
                                       Notary Public